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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                        the Securities Exchange Act 1934

                          Date of Report: April 7, 2004

                                 PacificNet Inc.
               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

       000-24985                                           92-2118007
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(Commission File Number)                       (IRS Employer Identification No.)


Unit 2710, Hong Kong Plaza, 188 Connaught Rd West, Hong Kong
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(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code: : 011-852-2876-2900


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Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

         On April 12, 2004, the Company, through its subsidiary PacificNet Strategic Investment Holdings Limited, consummated the acquisition of a 51% controlling interest (the "Acquisition") in Guangzhou YueShen TaiYang Technology Limited, a newly formed company incorporated in the People's Republic of China ("Yueshen"). Yueshen is engaged in the business of distributing telecom services, including calling cards, mobile SIM cards, prepaid stored-value cards, VoIP, IDD calling cards, bundled insurance cards and customer loyalty membership cards in China.

         The Company acquired the controlling interest in Yueshen through the purchase of 85 shares (representing 100% of the issued and outstanding shares, the "Shanghai Shares") of Shanghai Classic Group Limited, the beneficial owner of the 51% controlling interest in Yueshen. The consideration for the Acquisition was an aggregate value of approximately USD$1,196,143, which was paid in cash and shares of common stock of the Company (the "Common Stock"), and a warrant to purchase up to 50,000 shares of Common Stock. The consideration was paid as follows:

         (i) approximately USD$616,195 by delivery of 106,240 shares of Common Stock as consideration for the purchase of 51 of the Shanghai Shares from Yan Kuan Li ("Ms. Li") within thirty (30) days of the signing of the agreement for the Acquisition. All of the Common Stock deliverable to Ms. Li is being held in escrow pursuant to the terms of an escrow agreement, which provides that the Common Stock will be released in installments over the twelve month period following the consummation of the Acquisition, provided, that Yueshen attains certain net income milestones during such period. In the event there is a shortfall in the net income during the period Ms. Li shall return to the Company shares of Common Stock equivalent to the dollar amount of such shortfall divided by $5.80; and

         (ii) approximately USD$338,303 in cash as consideration for the purchase of 34 of the Shanghai Shares from Avatar Trading, Ltd. ("Avatar") within thirty (30) days of the closing of the Acquisition; and

         (iii) approximately USD$241,645 in cash directly to Yueshen within thirty (30) days of the closing of the Acquisition, as consideration for the purchase of the Yueshen shares by Shanghai.

The cash portion of the purchase price for the Acquisition was from working capital of the Company.

         There is no material relationship among Ms. Li, Avatar, Yueshen and the Company, or any director or officer of the Company, or any associate of any director or officer of the Company.

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         On April 7, 2004, the Company, through its subsidiary PacificNet
Strategic Investment Holdings Limited, consummated the acquisition of 300 shares (the "Shares"), representing 30% of the issued and outstanding shares of Cheer Era Limited, a newly formed company incorporated in Hong Kong SAR ("Cheer Era"). Cheer Era is engaged in the business of designing, developing and manufacturing multimedia entertainment and communication kiosk products, including photo and video entertainment kiosks, digital camera photo development stations, MMS, ring-tone and mobile content download, payment and delivery stations for mobile phones, and other coin-operated kiosks and kiosk consumables. The consideration for the Shares was an aggregate value of approximately USD$1,156,812, which was paid in cash and shares of Common Stock, and a warrant to purchase up to 80,000 shares of Common Stock. The consideration was paid as follows:

         (i) approximately USD$771,208 by delivery of 149,459 shares of Common Stock as consideration for the purchase of 100 of the Shares from Apex Legend Limited, a company incorporated in the British Virgin Islands ("Apex") within thirty (30) days of the signing of the agreement for the purchase of the Shares. All of the Common Stock deliverable to Apex is being held in escrow pursuant to the terms of an escrow agreement, which provides that the Common Stock will be released in installments over the twelve month period following the consummation of the purchase and sale of the Shares, provided, that Cheer Era attains certain net income milestones during such period. In the event there is a shortfall in the net income during the period, Apex shall return to the Company shares of the Common Stock equivalent to the dollar amount of such shortfall divided by $6.00; and

         (ii) approximately USD$385,604 in cash directly to Cheer Era within thirty (30) days of the closing of the purchase and sale of the Shares for the Company's subscription to purchase 200 of the Shares. The cash used to pay for the Shares was from working capital of the Company.

         There is no material relationship among Cheer Era, Apex and the Company, or any director or officer of the Company, or any associate of any director or officer of the Company.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) FINANCIAL STATEMENTS OF THE BUSINESSES ACQUIRED

                  Financial Statements of Yueshen and Cheer Era are not required as none of the conditions, as set forth in Rule 1-02(w) of Regulation S-X defining a significant subsidiary, exceeds twenty percent (20%) of the total assets of the Company and its subsidiaries consolidated as of the fiscal year ended December 31, 2003.

         (b) PRO FORMA FINANCIAL STATEMENTS OF THE BUSINESSES ACQUIRED

                  None.

         (c) EXHBIBITS

                  2.1 Agreement for the Sale and Purchase of Shares in Shanghai Classic Group Limited

                  2.2 Agreement for the Sale and Purchase of Shares in Cheer Era Limited


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PACIFICNET INC.

                                        By: /s/ Tony Tong
                                            ---------------------------------
                                            Name:  Tony Tong
                                            Title: Chief Executive Officer
Dated: April 19, 2004